U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2014

ONCOLOGIX TECH, INC.

(Name of Small Business Issuer as Specified in Its Charter)

Nevada	0-15482	86-1006416
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Organization or Incorporation)		Identification Number)

1604 West Pinhook Drive

Suite # 200

Lafayette, Louisiana 70508

(Address of principal executive offices)

(616) 977-9933

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Registrant’s Form 10-K, any Form 10-Q or any Form 8-K of the Registrant or any other written or oral statements made by or on behalf of the Registrant may contain forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the medical device business, and the Company itself. Statements, including without limitation, those related to: future revenue, earnings, margins, growth, cash flows, operating measurements, tax rates and tax benefits; expected economic returns; projected 2013 operating results, future strength of the Company; future brand positioning; achievement of the Company vision; future marketing investments; the introduction of new lines or categories of products; future growth or success in specific countries, categories or market sectors; capital resources and market risk are forward-looking statements. In addition, words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

Readers are cautioned not to place undue reliance on such forward-looking statements as they speak only of the Registrant’s views as of the date the statement was made. The Registrant undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01 – Entry into a Material Definitive Agreement

A.	Senior Secured Credit Agreement Amendment. On January 3, 2014, Oncologix Tech, Inc. (the “Company”), together with its subsidiaries Dotolo Research Corporation and Amian Angels, Inc., entered into a Senior Secured Revolving Credit Facility Agreement with TCA Global Credit Master Fund LP (“Lender”) for a revolving credit facility of up to Four Million Dollars ($4,000,000) for working capital financing for Borrower and for any other purposes permitted hereunder. On September 25, 2014, the Company drew down an additional loan amount of $1,200,000 to be used for working capital and the acquisition of Esteemcare Inc. and Affordable Medical Equipment Solutions Inc. In connection with the drawdown of the second tranche, the Company will be required to pay additional fees of $450,000 due after six months. This second tranche, together with the remaining principal balance of approximately $325,000 is secured by a 14.5% convertible promissory note, due in twelve months, with an extension option of an additional twelve months. Repayments of interest and fees begin immediately. Principal repayments begin December 25, 2014. The Company will redirect its customer receipts to a lockbox account. The Lender will hold back interest and fees of each deposit for the first three (3) months of the agreement and then an on-going 12.5% for principal payments and TCA Global Fund will remit all receivable balances to the Company. Monthly principal payments continue in this manner until the note is paid in full or it reaches maturity at which a balloon payment will be due. (filed herewith as Exhibit 10.1)

B.	Stock Purchase Agreement. On September 25, 2014, entered into a Stock Purchase Agreement, dated as of September 25, 2014, (the “Agreement”) by and among Oncologix Tech Inc. (OCLG or Company), and Madhu Mathew Mammen and Imad Siddiqui (collectively the “Owners”), for the Company to acquire 100 shares of Common Stock of Esteemcare Inc and its wholly owned subsidiary Affordable Medical Equipment Solutions Inc. (“Esteem”), which represents all of the issued and outstanding shares of Esteem (filed herewith as Exhibit 10.2).

C.	Secured Promissory Note. Upon closing of the Stock Purchase Agreement, we issued a Secured Promissory Note to the Owners in the Amount of $100,000 (filed herewith as Exhibit 10.3). This note bears interest at a rate of 6% per annum payable in twelve (12) monthly installments beginning on October 15, 2014. The monthly payments are calculated using a one (1) year amortization schedule and is collateralized by the stock of Esteemcare, Inc.

ITEM 2.01 – Completion of Acquisition or Disposition of Assets.

On September 25, 2014, a closing was held pursuant to a Stock Purchase Agreement, dated as of September 25, 2014, (the “Agreement”) by and among Oncologix Tech Inc. (“OCLG” or “Company”), and Madhu Mathew Mammen and Imad Siddiqui (collectively the “Owners”), for Company to acquire 100 shares of Common Stock of Esteemcare Inc. and its wholly owned subsidiary Affordable Medical Equipment Solutions Inc. (“Esteem”), which represents all of the issued and outstanding shares of Esteem.

Pursuant to the Agreement, the Owners sold all of the Common Stock of Esteem for $500,000 represented by a down payment of $400,000 at closing and a one year Secured Promissory Note for $100,000. The Owners own all of the shares of Esteem, a corporation organized under the laws of the State of South Carolina, a medical products and technologies company.

In connection with this acquisition, OCLG drew down a second tranche from its Senior Secured Lender in the amount of $1,200,000

Under the terms of the Agreement, Harold Halman was appointed President and Chief Operating Officer, Michael A. Kramarz was appointed Chief Financial Officer, and Roy Wayne Erwin was appointed Chief Executive Officer of Esteem. There were no changes to the officers or directors of the Company.

RISK FACTORS

Those interested in investing in the Company because of the Stock Purchase Agreement should carefully consider the following Risk Factors pertaining to Oncologix Tech as well as the risks and uncertainties that are described in the Company's most recent Annual and Quarterly Reports under the Securities Exchange Act of 1934. These Risk Factors are not all inclusive.

Going Concern Qualification.

Our Independent Accountants have expressed doubt about our ability to continue as a going concern. The ability to continue as a going concern is an issue raised as a result of the material operating losses incurred since inception, and its stockholders' deficit. We expect to continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities or obtaining loans from various financial institutions where possible. The going concern increases the difficulty in meeting such goals.

Lack of Audit

While audited financial information is not required at this time under Securities and Exchange Commission rules, such audited financial information, which will be filed within 75 days in an amendment to this Current Report on Form 8-K, may contain adjustments which substantially modify the foregoing disclosures. In addition, the audited financial information will contain footnotes which will assist the reader to better understand the business of Esteem.

Need for Additional Capital

Esteem operates with positive cash flow sufficient to service the business operations and debt payment requirements of the acquisition but will need additional funds to complete the audit of Esteem as well as costs for other required SEC and other regulatory filings. We estimate that the Company will need to raise at least $150,000 of additional funding by the end of 2014 to fund working capital relating to Esteencare. In addition, we require an additional $500,000 in capital to cover costs associated with further product development of our subsidiary, Dotolo Research Corporation. We may be unable to raise additional capital on commercially acceptable terms, if at all, and if we raise capital through additional equity financing, existing shareholders may have their ownership interests diluted. Our failure to be able to generate adequate funds from operations or from additional sources would harm our business.

Uncertainties Regarding Healthcare Reimbursement and Reform

Our ability to execute our strategy in the healthcare services and product distribution markets depends in part on the extent to which the healthcare services and Medicaid reimbursements are paid by governmental agencies, private health insurers and other organizations, for the cost of such products and related services. Our business could be harmed if healthcare payers and providers implement cost-containment measures and governmental agencies implement measures that reduce payment to our Company for the utilizations of our services.

Healthcare Services and Medical Product Industry Intensely Competitive

The healthcare service industry is very competitive. While we maintain a strong leadership position in personal care services, there is no guarantee we can maintain that market share. We will compete with both public and private healthcare service companies that hold licenses in other Regions within the State of Louisiana and directly compete with companies in the State of Louisiana that may have greater financial resources and have other competitive advantages.

Compliance with Government Regulations.

We are subject to extensive, and evolving governmental rules, regulations and restrictions administered by the Department of Health & Hospitals, the Bureau of Health Services Financing, by other federal and state agencies, and by governmental authorities.

Reliance on Key Personnel

Uncertainties Regarding Healthcare Reimbursement and Reform

Our ability to execute our strategy in the healthcare devices, services and product distribution markets depends in part on the extent to which healthcare services and Medicaid reimbursements are paid by governmental agencies, private health insurers and other organizations for the cost of such products and related services.

Government Regulation

The healthcare industry is subject to extensive regulation by a number of governmental entities at the federal, state and local level. The healthcare regulatory environment is also subject to frequent change. Laws and regulations in the healthcare industry are extremely complex. While our management believes we are in substantial compliance with all of the existing laws and regulations applicable to us, such laws and regulations are subject to rapid change and often are uncertain in their application In addition, the Patient Protection and Affordable Care Act, or PPACA, and the Health Care and Education Reconciliation Act of 2010, which amended PPACA (collectively, the "Health Reform Law"), may have a considerable impact on the financing and delivery of health care and conceivably could have a material adverse effect on our business.

Medicare and Medicaid Reimbursement

Many of the products that we provide are reimbursed by Medicare and state Medicaid programs and are therefore subject to extensive government regulation. Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons with certain specific conditions. Congress often enacts legislation that affects, positively or negatively, the reimbursement rates of Medicare providers and also may impact Medicaid providers. Generally, Medicare provider payment modifications occur in the context of budget reconciliation; however, Medicare changes also may occur in the context of broader healthcare policy legislation, including the Health Reform Law. In the last several years, Congress has reduced Medicare reimbursement for various providers. We are also subject to regulatory reductions and reimbursement for our products.

Regulation of Client Confidentiality

We are subject to the Health Insurance Portability and Accountability Act, or HIPAA, which established comprehensive federal standards with respect to the use and disclosure of protected health information, and the Health Information Technology for Economic and Clinical Health Act, or HITECH Act, which was passed as part of the American Recovery and Reinvestment Act and which strengthens many of the requirements applicable to privacy and security, among other things. We provide extensive training to our staff with respect to compliance with patient confidentiality requirements and have additional systems in place to further comply with those requirements. However, the failure to meet regulatory standards concerning patient confidentiality could subject us to criminal and civil sanctions.

Reliance on Key Personnel

The success of the Company is largely dependent on Roy Wayne Erwin, the Company’s Chairman/CEO and Michael Kramarz, Chief Financial Officer and Vickie Hart, President, and Harold Halman, President, who are responsible for the day-to-day management of the business. A loss of any key executives services, either through retirement, incapacity or death, may have a material adverse effect on the Company. Our success also will depend upon our ability to attract and retain other highly qualified health services Respiratory Technicians, sales and marketing, and core administrative personnel to develop and maintain relationships with our referral physicians and clients in the industry.

Uncertainty as to our Ability to Grow Operations and Manage Growth.

Our efforts to increase market penetration will result in new and increased responsibilities for management personnel and will place a strain upon our management, financial systems, and resources. We may be required to continue to implement and to improve our management, operating and financial systems, procedures and controls on a timely basis and to expand, train, motivate and manage our employees. There can be no assurance that our personnel, systems, procedures, and controls will be adequate to support our future operations.

Risks Relating to Ownership of Our Common Stock

Our common stock is currently listed on the OTCPINK markets. Even though we expect to move to the company to become listed on the OTC:BB, we cannot predict changes in the trading market for our common stock, including changes in liquidity. A large percentage of our outstanding shares are held by a relatively small number of investors, including our Chief Executive Officer. Future sales of a substantial number of our common stock in the public markets, or the perception that these sales may occur, could affect the market price of our common stock.

Attraction and Retention of Qualified Personnel

The Company is dependent on the efforts and abilities of its senior executive officers and Managers. While the Company is confident that its Executive management team has significant experience and depth, appropriate senior management succession plans are in place. The Company's future success also depends on its ability to identify, attract and retain additional qualified personnel, case management personnel and qualified care-givers for our valued clients.

Broker-Dealer Requirements May Affect Trading and Liquidity of Our Common Stock

Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 promulgated thereunder by the SEC require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account.

Potential investors in the Registrant's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

BUSINESS

The HME/DME Market

The U.S. domestic healthcare spending is expected to increase by approximately $2.3 trillion from $2.7 trillion in 2011 to $5.0 trillion in 2022, according to the Centers for Medicare and Medicaid Services (“CMS”). Revenues for CPAP Therapy to treat sleep disorders are projected to grow at 15%-20% for the next 5 years. No other product line in undergoing this much consistent growth. Continuous Positive Airwave Pressure (CPAP) is a treatment in which a mask is worn over the nose and/or mouth while you sleep. The mask is hooked up to a machine that delivers a continuous flow of air into the nose. This air flow helps keep the airways open so that breathing is regular. CPAP is considered by many experts to be the most effective treatment for sleep apnea.

Esteemcare targets patients with sleep obstructive disorders or related chronic illnesses who are insured by Medicare, Medicaid, third-party insurers, or have the ability to pay for our products from their own resources. Sleep apnea is a serious sleep disorder that occurs when a person's breathing is interrupted during sleep. People with untreated sleep apnea stop breathing repeatedly during their sleep, sometimes hundreds of times. This means the brain -- and the rest of the body -- may not get enough oxygen.

There are two types of sleep apnea:

• Obstructive sleep apnea (OSA): The more common of the two forms of apnea, it is caused by a blockage of the airway, usually when the soft tissue in the back of the throat collapses during sleep.

• Central sleep apnea: Unlike OSA, the airway is not blocked, but the brain fails to signal the muscles to breathe, due to instability in the respiratory control center.

Sleep apnea can affect anyone at any age, even children. Risk factors for sleep apnea include:

• Being male

• Being overweight

• Being over age 40

• Having a large neck size (17 inches or greater in men and 16 inches or greater in women

• Having large tonsils, a large tongue, or a small jaw bone

• Having a family history of sleep apnea

• Gastroesophageal reflux, or GERD

• Nasal obstruction due to a deviated septum, allergies, or sinus problems

What Are the Effects of Sleep Apnea?

If left untreated, sleep apnea can result in a growing number of health problems, including:

• High blood pressure

• Stroke

• Heart failure, irregular heart-beats, and heart attacks

• Diabetes

• Depression

• Worsening of ADHD

• Headaches

As the baby boomer population ages, CMS estimates that the number of Americans over the age of 65 will increase from an estimated 42.6 million in 2012 to 58.3 million in 2022. The Centers for Disease Control estimates that 80% of older adults have at least one chronic condition and 50% have at least two. Esteemcare is medical distributor providing Durable and Home Medical CPAP products and related supplies. The products that we distribute are classified as Durable Medical Equipment (“DME”). CMS estimates that the national expenditures within the DME market will increase by over $27 billion from $38.9 billion in 2011 to $66.7 billion in 2022. The number of DME companies billing Medicare less than $300,000 per year has been declining, or consolidating, over the last few years according to HME News, primarily as a result of increased Medicare accreditation, bonding requirements and Medicare Competitive Bidding. We have been able to attract new referral physicians and patients looking for new suppliers as a result of consolidation within the DME market over the last few years.

Small medical distribution companies can compete against national companies because Home Medical Equipment (HME) and Durable Medical Equipment (DME) pricing is government regulated. Medical Device-network.com in January of 2012 reports, “The market is highly regulated, however, transparent and ‘rules-based’, small and medium enterprises (SMEs) have traditionally played a crucial role in the development of new products in the medical services, biotech and medical device industry. Because of their quick adaptability, ability to identify market niches and considerable innovative potential, these firms form an important component of the healthcare industry worldwide. Accounting for more than 50% of all pipeline products, they have a significant role in the future of the healthcare industry”. According to the U.S. Census Bureau, the generation described as the "Baby Boom" is just now reaching age 65. The United States' National Institutes of Health, National Institute for Aging projects that in the next fifteen (15) years the population aged 65 to 84 years old will grow by roughly 50%, peaking in 2025. The combined U.S. market for home healthcare products is expected to expand annually by nearly 7.0%. The Company anticipates an increased emphasis on medical equipment solutions that reduce the cost of care and improve patient outcomes. Our medical distribution strategy is to serve the growing demand for HME by building a national and international distribution network with exclusive rights to products that are positioned to address the changing industry requirements.

Key Market Segments Served

Skilled Nursing Facilities: There are in excess of 17,000 skilled nursing facilities in US with 1.84 million beds which are projected to grow 10% per annum through 2016. By 2020, a 65-year-old man could be expected to live to the age of 82 and a woman could be expected to live to the age of 85. For those over the age of 65, there is a 41 percent chance that they will spend an average of 2.5 years in a skilled nursing facility. A one-year stay in a nursing home can cost between $30,000 and $80,000.

Acute and Critical Care Facilities: Although there has been a decline in the number of hospitals that provide acute care services in the United States, there is an estimated 5,200 medical facilities and the total numbers of acute care facilities and out-patient surgery centers have increased annually. This shift was in part the result of payer pricing pressures, declining physician reimbursements, and this has t created an incentive for acute care hospitals to lower-costs and to establish physician-owned, out-patient surgery centers.

Assisted Living Facilities: There are approximately 33,000 Assisted Living Facilities operating in the U.S. today. Nursing home spending is expected to grow 6.6 percent annually by 2018.

Hospitals and Medical Institutions: There are well over 5,000 hospitals in the U.S. with approximately 1,000,000 beds. Although the short-term outlook for hospitals is mixed, a common theme is to reduce the total cost of care, improve efficiencies and allow patients to remain in their home with home based care as long as possible.

Federal Agencies: In fiscal year 2008, the Department of Veterans Affairs (VA) spent about $4.1 billion on long-term care for veterans. The VA estimated a budget increase of 165% between fiscal years 2008 and 2015 for institutional and non-institutional care.

Home Medical Care Industry: It is estimated that in 2010 there were over 30,000 home health care facilities in the United States. Home health care spending is projected to grow an average of 7.9 percent from 2013 to 2018.

Stroke Centers: There are an estimated 500 stroke centers throughout the United States.

Burn Centers: There are an estimated 120 burn centers throughout the United States.

Physical/Occupational Therapy Centers: There are well over 5,000 physical therapy facilities throughout the United States. The demand for physical therapists is expected grow by 30% over the next decade.

Medicare Competitive Bidding Areas

Esteemcare was awarded contracts in 46 Competitive - MSA Bid Areas.

Product Category: CPAP Devices, Respiratory Assist Devices, and Related Supplies

Major MSA Markets Awarded By Company:

Albany-Schenectady-Troy, NY , Albuquerque, NM ,Asheville, NC ,Atlanta-Sandy Springs-Marietta, GA Augusta-Richmond County, GA-SC ,Baton Rouge, LA , Bridgeport-Stamford-Norwalk, CT ,Bronx-Manhattan, NY ,Cape Coral-Fort Myers, FL , Charleston-North Charleston-Summerville, SC ,New Haven-Milford, CT ,New Orleans-Metairie-Kenner, LA ,North East NY CBA Metro ,North Port-Bradenton-Sarasota, FL ,Northern NJ Metro CBA ,Ocala, FL , Oklahoma City, OK ,Omaha-Council Bluffs, NE-IA , Palm Bay-Melbourne-Titusville, FL ,Phoenix-Mesa-Glendale, AZ ,Poughkeepsie-Newburgh-Middletown, NY Raleigh-Cary, NC ,Colorado Springs, CO, Columbia, SC ,Deltona-Daytona Beach-Ormond, FL ,Denver-Aurora-Broomfield, CO, Greensboro-High Point, NC , Greenville-Mauldin-Easley, SC ,Hartford-West Hartford-East Hartford, CT, Jacksonville, FL ,Lakeland-Winter Haven, FL ,Milwaukee-Waukesha-West Allis, WI, Minneapolis-St. Paul-Bloomington, MN-WI, Nassau-Brooklyn-Queens-Richmond County Metro Richmond, VA ,Seattle-Tacoma-Bellevue, WA ,Southern NY Metro CBA

Medicare Competitive Bidding Area Awards

Suffolk County, Syracuse, NY ,Tampa-St. Petersburg-Clearwater, FL ,Tucson, AZ ,Tulsa, OK Virginia Beach-Norfolk-Newport News, VA-NC , Washington-Arlington-Alexandria, DC-VA-MD-WV

Esteemcare revenues are derived from physician referrals, sleep centers, patient referrals, in-service set-ups, and by supplying CPAP products and supplies to meet the growing requirements to combat severe/chronic sleep disorders. Customers meet with company Respiratory Technicians and our therapists provide the appropriate CPAP device to the customer. We market our products directly to referral physicians, insurance payers, and consumers through our direct push marketing efforts. We target consumers with chronic sleep obstructive conditions and who require a continuous supply of medical products that provide attractive gross margins.

We receive initial contact from prospective customers in the form of physician prescriptions. These referrals are then qualified and become new customers. Our qualification efforts primarily involve verifying insurance eligibility, obtaining the required medical documentation from the customer’s physician, and explaining our billing and collection processes, if applicable. The majority of the new customers qualified from our process typically place their initial order with us within 24 -48 hours from the time we receive initial contact from the physician and customer. Since our inception, we have demonstrated our ability to attract and retain customers with our unique customer service that generates recurring revenues on supply parts that can last for periods of greater than two years.

Accounts Receivable

Our accounts receivable are generally due from Medicare, Medicaid, private insurance companies, and our private patients. Accounts receivable are reported net of allowances for contractual adjustments and uncollectible accounts. The collection process is time consuming, complex and typically involves the submission of claims to multiple layers of payers whose payment of claims may be contingent upon the payment of another payer. As a result, our collection efforts may be active for up to 18 to 24 months from the initial billing date. In accordance with regulatory requirements, we make reasonable and appropriate efforts to collect our accounts receivable, including deductible and co-payment amounts, in a manner consistent for all classes of payers.

The Company has established an allowance to account for contractual adjustments that result from differences between the payment amount received and the expected realizable amount. These adjustments are recorded as a reduction of both gross revenues and accounts receivable. Based on our current billing system, we are unable to directly compare the aggregate estimated allowance for contractual adjustments to the actual contractual adjustments recorded. However, we do analyze the aggregate allowance for contractual adjustments as a percentage of net sales compared to the last twelve months’ actual contractual adjustments as a percentage of net sales to determine that our estimated allowance for contractual adjustments is a reasonable basis for recording our periodic allowance for contractual adjustments.

As a result of the Budget Control Act of 2011, or sequestration, effective April 1, 2013, Medicare reduced payments for Part B Medicare claims by 2%, but did not change the published allowable Medicare rates. Allowances for uncollectible accounts (or bad debts) are recorded as an operating expense and consist of billed charges that are ultimately deemed uncollectible due to the customer’s or third-party payer’s inability or refusal to pay. In establishing the appropriate allowance for uncollectible accounts, management makes assumptions with respect to future collectability. We base our estimates of accounts receivable collectability on our historical collection and write-off experience, our credit policies, and aging of our accounts receivable. Changes in judgment regarding these factors will cause the level of accounts receivable allowances to be adjusted.

The typical collection process begins with the electronic submission of a claim to Medicare, Medicaid, or other primary insurance carriers, for which a response (and payment) is obtained within 15 to 30 days. Any claim denials are generally acted upon timely following the response and, where applicable, corrected claims are submitted. A response (and co- payment) for amounts billed to secondary payers, including Medicaid, private third-party insurance carriers, and patients, generally occurs within 30 to 60 days of submission of the claim. On a continual basis, the outstanding accounts receivable balances are reviewed by collection personnel, including contacting the insurance company and/or patient in an attempt to determine why payment has not been remitted and obtain payment from the respective responsible party. When applicable, corrected claims are submitted to the insurance carrier. Patient statements are generated and sent out monthly. Outbound calls are continually made to patients with outstanding balances in an attempt to obtain payment. Uncollectible account balances for all payer classes are written off after remaining unpaid for a period of 24 months. Balances that are determined to be uncollectible prior to the passage of 24 months from the last billing date are written off at the time of such determination.

We perform eligibility and insurance verification on patients prior to the shipment of products and submission of a claim. As a result, we do not have amounts that are pending approval from third-party payers outside of the typical review process for submitted claims.

Accounts receivable are reported net of allowances for contractual adjustments and uncollectible accounts. Contractual adjustments are recorded against revenues. Contractual adjustments result from differences between the payment amount received and the expected realizable amount. Bad debt is recorded as an operating expense and consists of billed charges that are ultimately deemed uncollectible due to the customer’s or third-party payer’s inability or refusal to pay.

The Company performs analyses to evaluate the net realizable value of accounts receivable. Specifically, the Company considers historical realization data, accounts receivable aging trends, other operating trends and relevant business conditions. Because of continuing changes in the health care industry and third-party reimbursement, it is possible that the Company’s estimates could change, which could have a material impact on the Company’s results of operations and cash flows. The Company does not accrue interest on its accounts receivable.

Revenue Recognition

We recognize revenue related to product sales upon delivery to customers provided that we have received and verified any written documentation required to bill Medicare, other government agencies, third-party payers, and patients. For product shipments for which we have not yet received the required written documentation, revenue recognition is delayed until the period in which those documents are collected and verified. We record revenue at the amounts expected to be collected from government agencies, other third-party payers, and from patients directly. We record, if necessary, contractual adjustments equal to the difference between the reimbursement amounts defined in the fee schedule and the revenue recorded per the billing system. These adjustments are recorded as a reduction of both gross revenues and accounts receivable. We analyze various factors in determining revenue recognition, including a review of specific transactions, current Medicare regulations and reimbursement rates, historical experience and the credit-worthiness of patients. Medicare reimburses at 80% of the government-determined prices for reimbursable supplies, and we bill the remaining balance to either third-party payers or directly to patients.

Company Payer Mix:

Medicare- 40%

Private Insurance- 26%

Blue Cross/Blue Shield of South Carolina- 17%

Private Pay 8%

Tricare/VA- 7%

Medicaid- 2%

Product Mix:

Sleep 95%- Oxygen 5%

Shipping and Handling Costs:

Shipping and handling costs are not charged to the patients in compliance with Medicare policy.

Equipment Leases

The Company performs a review of newly acquired equipment leases to determine whether a lease should be treated as a capital or operating lease. Capital lease assets are capitalized and depreciated over the term of the initial lease. A liability equal to the present value of the aggregated lease payments is recorded utilizing the stated lease interest rate. If an interest rate is not stated, the Company will determine an estimated cost of capital and utilize that rate to calculate the present value. For equipment leases, the Company records rent expense and amortization of leasehold improvements on a straight-line basis over the initial term of the lease.

Operating Leases

The Company leases various software, and equipment under non-cancelable operating leases that expire at various times that extend through April 2016.

Facilities

The Company operates from two (2) administrative locations: Columbia South Carolina, a 1,800 square foot commercial building and Charleston, South Carolina, a 1,200 square foot commercial building. The business leases are on month-to-month lease agreement with monthly lease payments below market average.

Employees

As of September 25, 2014, Esteemcare has ten (10) full time employees, one (1) Office Manager, three (3) billing personnel, two (2) Respiratory Technicians, one (1) accounting manager, one (1) delivery person, the Chief Financial Officer and the President. None of these employees are covered by any collective bargaining agreement. The Company presently considers its employee relations to be satisfactory.

Proprietary Rights

We have entered into an Employment Agreement with our President, Key Managers and have executed Non-Circumvent and Non-Disclosure agreements with key employees that require them to keep all of our proprietary information and customers lists confidential. We cannot assure that such protections will prove adequate should they be challenged in litigation.

Legal Proceedings

From time to time, we are party to certain legal proceedings that arise in the ordinary course and are incidental to our business. There are currently no such pending proceedings to which we are a party that our management believes will have a material adverse effect on the Company’s financial position or results of operations. However, future events or circumstances, currently unknown to management, will determine whether the resolution of pending or threatened litigation or claims will ultimately have a material effect on our consolidated financial position, liquidity or results of operations in any future reporting periods.

Physicians Referrals- Customers

The Company's financial success is directly related to maintaining the continued relationships with referring physicians and delivering a high excellence of personal care and services to our clients and the willingness of new physicians and qualified clients to accept our organization as the “Preferred Choice” to provide the CPAP equipment and respiratory supplies with the highest level of personal care.

ITEM 5.02 – Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

Pursuant to the Agreement, Harold Halman was appointed President and Chief Operating Officer of Esteem, Michael A. Kramarz our current Chief Financial Officer of Oncologix Tech, Inc., was also appointed CFO and Roy Wayne Erwin, Our current Chief Executive Officer was appointed CEO.

Harold Halman- President/COO- Medical Product & Technology Division- Mr. Halman brings 20+ years of new business development, medical sales, marketing and operations experience to OCLG. Prior to joining the company, Harold was the Chief Executive Officer for Global Medical located in Phoenix, Arizona, a national provider for home medical equipment. Mr Halman has vast knowledge and direct industry experience in medical devices and home medical products that will accelerate expansion within the company’s Medical Products and Technology Division both domestically and internationally. Prior to Global Medical, Mr. Halman was CEO of his management consulting firm involved in M&A, business turnarounds and business development projects. His direct experience includes bringing forth breakthrough medical products and technologies to the market with aggressive, multi-tiered distribution strategies.

Roy Wayne Erwin- Chairman and CEO, has served as the Chairman/CEO of Oncologix Tech Inc. since March 2013, and played an important role in the acquisitions of Dotolo Research Corporation and Amian Angels Inc. Since 2010, Wayne Erwin has been the Chief Executive Officer of Deep South Capital, LLC., a company with very limited operations. From 2007 to 2010, Mr. Erwin was the co-founder and Chief Operations Officer of Electronic Health Network, a leader in Healthcare and Medical Information Technology. From 2007 to 2004 he was the Chief Operating Officer and Director of New Business Development at Crossroads Regional Hospital, a 68-bed, acute care, in-patient and outpatient psychiatric and Substance Abuse Facility. From 1995 to 2004, Mr. Erwin was the Regional Director of Sales for Centerpulse Orthopedics, Inc, a Division of Sulzer Corporation, a world-wide, $ 3.0 billion Swiss conglomerate specializing in orthopedic total joint reconstruction of hip, knees and shoulder products. Prior to 1995, Mr. Erwin was employed by Valley Lab, Inc., Ball Aerospace and Texas Instruments in various senior management capacities. He served in the US Army, with the rank of Captain, at the 101st Airborne Division, with overseas assignments in Panama and Honduras and has advanced military training in Air Borne, Air Assault, and Jungle Warfare training. Wayne graduated with a Bachelor of Science from Louisiana College- Pineville, Louisiana.

Michael A. Kramarz- has served as Chief Financial Officer of the Company since July 15, 2004. Mr. Kramarz was first employed by the Company in September 2002, as its Controller and now has over 18 combined years working for public companies. Mr. Kramarz is responsible for all financial statement, accounting, SEC compliance, payroll and tax functions. From 1995 to 2002, Mr. Kramarz was employed as Accounting Manager for Assurant Group, a 6 billion dollar insurance company. Mr. Kramarz was responsible for the accounting, budgeting and payroll functions of one of Assurant Group’s 20+ million dollar call center subsidiaries with offices in Michigan and Oklahoma. In addition, Mr. Kramarz was responsible for quarterly consolidations into the parent company to assist with its SEC and tax filings. From 1992 to 1995, Mr. Kramarz was a staff accountant at VandenToorn & Associates CPA firm where he was responsible for compilations and reviews of financial statements, as well as tax return preparation. Mr. Kramarz holds a Certified Management Accountant Designation (CMA) and a Certified Public Accountant Designation (CPA). Mr. Kramarz holds a Bachelor of Science and Business Administration in Accounting from Aquinas College and a Masters in the Science of Taxation from Grand Valley State University.

Barry Griffith- Board of Directors Barry been a Director of the company since December of 2004. Mr. Griffith brings 20 years of early stage and upstart medical device company experience to Oncologix. Mr. Griffith has been involved in the introduction of novel medical devices in the Orthopedic, Vascular, Neurological and Cancer markets for companies such as Mitek, Schneider, Novoste and Medtronic. His present position is founder and principal of The Bench which is and executive search firm within the medical device industry based out of Newport Beach Ca. Prior to that, he was Director of Sales with Cardiovascular Systems, Inc., Director of Sales for Calypso Medical Technologies and held the Western Area Director roles with Novoste and Isoray.

Vickie Hart- President- Amian Angels Services Division. Ms. Hart is the President of Angels of Mercy and brings over 35 years of senior management and healthcare services experience. Since 2011 through 2013, she was the Owner and President of Triple E Healthcare Services, a healthcare services consulting firm located in Alexandria, Louisiana. From 1992 through 2010, Ms. Hart was an Assistant Principal and teacher in Elementary and Secondary education for the Rapides Parish School Systems. Ms. Hart is active in civic and charitable organizations, recently served on the D.A.R.E. Board of Directors, Central Louisiana Lions Club, and the local United Way. Vickie Hart holds a Bachelor of Science Degree from Louisiana State University and a Master Degree in Management from Northwestern State University, Natchitoches, Louisiana.

ITEM 9.01 – Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

To be filed by amendment.

(b)	Pro Forma Financial Information

To be filed by amendment.

(c)	Exhibit
(d)
Exhibit 10.1: Amendment to Credit Agreement Exhibit 10.2: Stock Purchase Agreement Exhibit 10.3: Secured Promissory Note

(a)	SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2014
ONCOLOGIX TECH, INC.

By: /s/ Roy Wayne Erwin
Roy Wayne Erwin, Chief Executive Officer
By: /s/ Michael A. Kramarz
Michael A. Kramarz, Chief Financial Officer